UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 16, 2025

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 16, 2025, Nutanix, Inc. (the “Company”) entered into an accelerated share repurchase (“ASR”) agreement with Bank of America, N.A. (the “Dealer”) to repurchase an aggregate of $300 million of shares of the Company’s Class A common stock (“Common Stock”). The ASR will be completed under the Company’s existing share repurchase authorization and will be funded with the Company’s existing cash on hand.

Under the terms of the ASR agreement, on December 17, 2025, the Company will make an initial payment to the Dealer of $300 million, and expects to receive an initial delivery of approximately 4,972,032 shares of Common Stock on December 17, 2025. The final number of shares to be repurchased will be based on the volume-weighted average price of the Common Stock on specified dates during the term of the ASR, less a discount, and subject to customary adjustments pursuant to the terms and conditions of the ASR agreement. At settlement, the Dealer may be required to deliver additional shares of Common Stock to the Company, or, under certain circumstances, the Company may be required to make a cash payment or deliver shares of Common Stock to the Dealer. The final settlement of the ASR is expected to occur before the end of January 2026, but may be completed earlier at the election of the Dealer.

The ASR agreement contains customary terms for agreements of this type, including, but not limited to, provisions for adjustments to the transaction terms upon certain specified events, the circumstances generally under which the transaction may be accelerated, extended or terminated early by the Dealer, and various acknowledgments, representations and warranties made by the Company and the Dealer to one another.

The Dealer performs and provides other banking, investment banking and/or advisory services for the Company from time to time for which it receives customary fees and compensation.

A copy of the press release announcing the Company’s entry into the ASR is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, contains express and implied forward-looking statements, including, but not limited to, statements regarding the expected completion and timing of the accelerated share repurchase, the number of shares to be repurchased, the funding of the repurchase, and the Company’s ability to continue to innovate, invest in the business, and deliver returns to stockholders. These forward-looking statements are not historical facts and instead are based on the Company’s current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including the market price of the shares of the Common Stock during the term of the accelerated share repurchase and factors that may be beyond the Company’s control, that may cause these statements to be inaccurate and cause the Company’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 24, 2025 and subsequent quarterly reports and other filings with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by law, the Company assumes no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by Nutanix, Inc. on December 17, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: December 17, 2025	By:	/s/ Rukmini Sivaraman
Rukmini Sivaraman
Chief Financial Officer